UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 6, 2008 (January 31, 2008)
The Scotts Miracle-Gro Company
(Exact name of registrant as specified in its charter)

Ohio	1-13292	31-1414921

(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)
14111 Scottslawn Road, Marysville, Ohio 43041
(Address of principal executive offices) (Zip Code)
(937) 644-0011
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Retirement of Gordon F. Brunner from Service as a Director; Appointment of Carl F. Kohrt, Ph.D. as Director
On January 31, 2008, Gordon F. Brunner, a member of Class II of the Board of Directors of The Scotts Miracle-Gro Company (the “Registrant”), retired as a member of the Board of Directors for personal reasons and not because of any disagreement with the Registrant on any matter relating to the Registrant’s operations, policies or practices. In the Current Report on Form 8-K filed on December 20, 2007, the Registrant had reported, under Item 5.02, the intention of Mr. Brunner to retire as a member of Class II of the Registrant’s Board of Directors. Mr. Brunner had served as a director of the Registrant since July 22, 2003 and at the time of his retirement, was serving as a member of the Registrant’s Governance and Nominating Committee and the Chair of the Registrant’s Innovation & Technology Committee.
On January 31, 2008, the Registrant’s Board of Directors, upon the recommendation of the Governance and Nominating Committee, appointed Carl F. Kohrt, Ph.D. as a member of Class II of the Registrant’s Board of Directors to fill the vacancy created by the retirement of Mr. Brunner. As a Class II director, Dr. Kohrt will hold office for a term which will expire at the 2009 Annual Meeting of Shareholders of the Registrant. Upon the recommendation of the Governance and Nominating Committee, the Registrant’s Board of Directors also named Dr. Kohrt to serve on the Registrant’s Governance and Nominating Committee and as the Chair of the Registrant’s Innovation and Technology Committee.
Dr. Kohrt, 64, serves as President and Chief Executive Officer of Battelle, a non-profit 501(c)(3) charitable trust headquartered in Columbus, Ohio. Battelle is an international science and technology enterprise that explores emerging areas of science, develops and commercializes technology, and manages laboratories for customers. Dr. Kohrt has served as President and Chief Executive Officer of Battelle since October 15, 2001.
The Registrant’s Board of Directors has determined that Dr. Kohrt and his immediate family members have not had (and do not propose to have) a direct or indirect interest in any transaction in which the Registrant or any of the Registrant’s subsidiaries was (or is proposed to be) a participant, that would be required to be disclosed under Item 404(a) of SEC Regulation S-K. The Registrant’s Board of Directors has also determined that Dr. Kohrt qualifies as an “independent director” for purposes of the applicable sections of the Listed Company Manual of the New York Stock Exchange (“NYSE”) and the applicable rules and regulations of the SEC. Dr. Kohrt, in his capacity as a non-employee director of the Registrant, will receive the same compensation for 2008 as other non-employee directors of the Registrant.
A copy of the press release issued by the Registrant on January 31, 2008 announcing the retirement of Mr. Brunner from service as a director and the appointment of Dr. Kohrt as a director is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (a) Financial statements of businesses acquired:
          Not applicable.
     (b) Pro forma financial information:
          Not applicable.
     (c) Shell company transactions:
          Not applicable.

(d) Exhibits:

Exhibit No.	Description

99.1	News Release issued by The Scotts Miracle-Gro Company on January 31, 2008

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SCOTTS MIRACLE-GRO COMPANY

Dated: February 6, 2008	By:	/s/ David C. Evans
Printed Name: David C. Evans
Title: Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS
Current Report on Form 8-K
Dated February 6, 2008
The Scotts Miracle-Gro Company

Exhibit No.	Description

99.1	News Release issued by The Scotts Miracle-Gro Company on January 31, 2008